Exhibit 10



INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Registration Statement No. 333-93889 of Allstate Life of New York Separate Account A (the "Account") of Allstate Life Insurance Company of New York (the "Company") on Form N-4 of our report dated February 4, 2004, relating to the financial statements and the related financial statement schedules of the Company, and our report dated April 13, 2004, relating to the financial statements of the Account, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of the Account), which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.



/s/ Deloitte & Touche LLP

Chicago, Illinois

April 13, 2004